Exhibit 99.92

NORTHWEST AIRLINES INC.

Depositor

WILMINGTON TRUST COMPANY

Owner Trustee

AMENDED AND RESTATED TRUST AGREEMENT

Dated as of        , 2003

NWA CLASS D CERTIFICATE TRUST

i

EXHIBITS

EXHIBIT A	Certificate of Trust	A-1
EXHIBIT B	Form of Series D-1 Certificate	B-1
EXHIBIT C	Form of Series D-2 Certificate	C-1
EXHIBIT D-1	Form of Transferor Certificate	D-1-1
EXHIBIT D-2	Form of Transferor Certificate	D-2-1

This AMENDED AND RESTATED TRUST AGREEMENT, dated as of            , 2003 (as amended, supplemented or modified from time to time, this “Agreement”), is between Wilmington Trust Company, a Delaware banking corporation (in its capacity as trustee hereunder, the “Owner Trustee”), and Northwest Airlines, Inc., a Minnesota corporation, as Depositor (the “Depositor”).

WHEREAS, the Depositor and the Owner Trustee have heretofore duly established a statutory trust pursuant to the Delaware Statutory Trust Act by entering into that certain Trust Agreement, dated as of April 4, 2002 (the “Original Trust Agreement”), and by the execution and filing by the Owner Trustee of the Certificate of Trust, filed on April 3, 2002, a copy of which is attached as Exhibit A; and

WHEREAS, the Depositor and the Owner Trustee desire to amend and restate the Original Trust Agreement in its entirety

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party for the benefit of the other party hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:

ARTICLE I.

Definitions and Construction

Section 1.01.                             Capitalized Terms.

As used in this Agreement and unless the context requires a different meaning, capitalized terms are used in this Agreement with the following meanings:

“Affiliate” mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power, directly or indirectly, to direct the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Certificate of Trust” means the Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Trust Statute, a copy of which is attached hereto as Exhibit A.

“Certificate Principal Balance” means the sum of (A) the Series D-1 Certificate Principal Balance and (B) the Series D-2 Certificate Principal Balance.

“Certificate Register” and “Certificate Registrar” mean the register maintained and the registrar (or any successor thereto) appointed pursuant to Section 3.04.

“Certificateholder” or “Holder” means the person in whose name a Certificate is registered in the Certificate Register.

“Certificates” means, collectively, the Series D-1 Certificate and the Series D-2 Certificates and “Certificate” shall mean any of the Series D-1 Certificate or the Series D-2 Certificates.

“Class D Trust” means the Northwest Airlines Pass Through Trust, Class 2001-1D, formed pursuant to the Pass Through Trust Agreement.

“Class D Trustee” means the trustee for the Class D Trust under the Pass Through Trust Agreement, which is currently U.S. Bank Trust National Association, as successor trustee to State Street Bank and Trust Company of Connecticut, National Association.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder.

“Corporate Trust Office” means, with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware, 19890-0001 Attention: Corporate Trust Administration, Telephone: (302) 651-1000, Fax: (302) 636-4144, or at such other address as the Owner Trustee may designate by notice to the Depositor and the Holders or the principal corporate trust office of any successor Owner Trustee at the address designated by such Owner Trustee by notice to the Depositor and the Holders.

“Depositor” means Northwest Airlines, Inc., and its successors and assigns.

“Distribution Date” means (i) any “Distribution Date” as such term is defined in the Pass Through Trust Agreement or (ii) the date on which proceeds from any liquidation of the Trust Assets are received by the Owner Trustee.

“Expenses” has the meaning assigned to it in Section 8.02.

“ERISA” means The Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

“Indemnified Parties” has the meaning assigned to it in Section 8.02.

“Intercreditor Agreement” has the meaning assigned to it in the Pass Through Trust Agreement.

“Interest” means that portion of the distributions on the Pass Through Certificate that constitutes interest distributable thereon under the Intercreditor Agreement.

“Majority of the Notional Amount” means Holders of outstanding Certificates who are the record owners of Certificates representing more than 50% of the aggregate Notional Amount of all Certificates not owned by the Depositor or its Affiliates.

“Non-United States Person” means any Person who, for United States of America federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien subsidiary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States of America federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

“Notional Amount” means, with respect to any Certificate, the amount set forth on the face of such Certificate as the Notional Amount of such certificate.

“Opinion of Counsel” means one or more written opinions of counsel, who may be an employee of or counsel to the Depositor, which counsel shall be acceptable to the Owner Trustee or the Rating Agencies, as applicable.

“Other Trustee”  means the trustee under the Other Agreement, and any successor or other trustee appointed as provided therein.

“Other Agreement” means the Pass Through Trust Agreement, dated as of June 3, 1999, among Northwest Airlines, Inc., Northwest Airlines Corporation and U.S. Bank Trust National Association, as successor to State Street Bank and Trust Company of Connecticut, National Association, as supplemented by (i) Trust Supplement No. 2001-1A-1, dated as of June 1, 2001, relating to Northwest Airlines 2001-1A-1 Pass Through Trust, (ii) Trust Supplement No. 2001-1A-2, dated as of June 1, 2001, relating to Northwest Airlines 2001-1A-2 Pass Through Trust, (iii) Trust Supplement No. 2001-1B, dated as of June 1, 2001, relating to Northwest Airlines 2001-1B Pass Through Trust and (iv) Trust Supplement No. 2001-1C dated as of June 1, 2001 relating to Northwest Airlines 2001-1C Pass Through Trust.

“Owner Trustee” means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

“Pass Through Trust Agreement” means the Pass Through Trust Agreement, dated as of June 3, 1999, among Northwest Airlines, Inc., Northwest Airlines Corporation and U.S. Bank Trust National Association, as successor to State Street Bank and Trust Company of Connecticut, National Association, as supplemented by Trust Supplement 2001-1D.

“Pass Through Certificate” means the Class D Pass Through Certificates, Series 2001-1 issued by the Class D Trustee pursuant to the Pass Through Trust Agreement.

“Plan” has the meaning assigned to it in Section 3.07(b).

“Principal”  means that portion of the distributions on the Pass Through Certificate that constitutes principal distributable thereon under the Intercreditor Agreement.

“Rating Agencies” means Fitch, Inc., Moody’s Investor Services, Inc. and Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc.

“Responsible Officer” means, with respect to the Owner Trustee, any officer within the Corporate Trust Administration Department of the Owner Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary, Financial Services Officer, Authorized Signatory or any other officer of the  Owner Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular  matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Secretary of State” means the Secretary of State of the State of Delaware.

“Series D-1 Beneficial Interest” means an undivided beneficial interest in the property of the Trust, which shall entitle the holder thereof to all Series D-1 Distributions.

“Series D-2 Beneficial Interest” means an undivided beneficial interest in the property of the Trust, which shall entitle the holder thereof to all Series D-2 Distributions.

“Series D-1 Certificate” means a certificate evidencing the Series D-1 Beneficial Interest in the form attached hereto as Exhibit B.

“Series D-2 Certificate” means a certificate evidencing the Series D-2 Beneficial Interest in the form attached hereto as Exhibit C.

“Series D-1 Certificate Principal Balance” means, on any Distribution Date, the amount computed by subtracting (A) the aggregate amount of Principal distributed to the Holder of the Series D-1 Certificate prior to such Distribution Date from (B) $            , which is equal to the aggregate original amount of principal installments scheduled to be paid on or prior to April 1, 2009 on the Series D Equipment Notes (as such term is defined in the Intercreditor Agreement).

“Series D-2 Certificate Principal Balance” means, on any Distribution Date, the amount computed by subtracting (A) the aggregate amount of Principal distributed to the Holders of the Series D-2 Certificates prior to such Distribution Date from (B) $               , which is equal to the aggregate original amount of principal installments scheduled to be paid after April 1, 2009 on the Series D Equipment Notes (as such term is defined in the Intercreditor Agreement).

“Series D-1 Distributions” means:

(A) in the case of any Distribution Date which is also a “Distribution Date” under the Pass Through Trust Agreement and on which the Series D-1 Certificate Principal Balance is greater than zero (before giving effect to any distribution hereunder on such Distribution Date), the sum of (i) all Interest that is distributable to the Trust under the Intercreditor Agreement and is received by the Trust on such Distribution Date, (ii) all amounts (other than Principal and Interest) that are distributable to the Trust under the Intercreditor Agreement and are received by the Trust on such Distribution Date multiplied by a fraction, the numerator of which will be the Series D-1 Certificate Principal Balance on such Distribution Date and the denominator of which will be the Certificate Principal Balance on such Distribution Date and (iii) the lesser of (a) all Principal that is distributable to the Trust under the Intercreditor Agreement and is received by the Trust on such Distribution Date or (b) the Series D-1 Certificate Principal Balance on such Distribution Date; or

(B) in the case of the Distribution Date which is the date on which proceeds from the liquidation of the Trust Assets are received by the Owner Trustee, the Series D-1 Proceeds.

“Series D-2 Distributions” means:

(A)  in the case of any Distribution Date which is also a “Distribution Date” under the Pass Through Trust Agreement, the sum of (i) all Interest that is distributable to the Trust under the Intercreditor Agreement and is received by the Trust on such Distribution Date, but only if the Series D-1 Certificate Principal Balance on such Distribution Date is zero, (ii) all amounts (other than Principal and Interest) that are distributable to the Trust under the Intercreditor Agreement and are received by the Trust on such Distribution Date multiplied by a fraction, the numerator of which will be the Series D-2 Certificate Principal Balance on such Distribution Date and the denominator of which will be the Certificate Principal Balance on such Distribution

Date and (iii) the Principal that is distributable to the Trust under the Intercreditor Agreement and is received by the Trust on such Distribution Date minus the lesser of (a) all Principal that is distributable to the Trust under the Intercreditor Agreement and is received by the Trust on such Distribution Date or (b) the Series D-1 Certificate Principal Balance on such Distribution Date; or

(B)                                in the case of the Distribution Date which is the date on which proceeds from the liquidation of the Trust Assets are received by the Owner Trustee, the Series D-2 Proceeds.

“Series D-1 Proceeds” means the amount determined by multiplying (A) the amount of the proceeds from any liquidation of the Trust Assets received by the Owner Trustee on a Distribution Date by (B) a fraction, the numerator of which will be the Series D-1 Certificate Principal Balance on such Distribution Date and the denominator of which will be the Certificate Principal Balance on such Distribution Date.

“Series D-2 Proceeds” means the amount determined by multiplying (A) the amount of the proceeds from any liquidation of the Trust Assets received by the Owner Trustee on a Distribution Date by (B) a fraction, the numerator of which will be the Series D-2 Certificate Principal Balance on such Distribution Date and the denominator of which will be the Certificate Principal Balance on such Distribution Date.

“State” means any state (including the District of Columbia) of the United States of America.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code.  References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust” means the NWA Class D Certificate Trust, the Delaware statutory trust continued by this Agreement.

“Trust Assets” means the Pass Through Certificate and all proceeds thereof.

“Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., as amended from time to time.

“Trust Supplement 2001-1D” means the Trust Supplement 2001-1D, dated as of April 4, 2002, among Northwest Airlines, Inc., Northwest Airlines Corporation and U.S. Bank Trust National Association, as successor to State Street Bank and Trust Company of Connecticut, National Association, as amended from time to time.

“United States Person” means a citizen or resident of the United States of America, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States of America or any State  (except, in the case of a partnership, to the extent provided in Treasury Regulations).

Section 1.02.                             Other Terms.

Capitalized terms used in this Agreement that are not otherwise defined have the meanings ascribed to them in the Pass Through Trust Agreement.

Section 1.03.                             Rules of Construction.

Except as otherwise expressly provided in this Agreement or unless the context otherwise clearly requires:

(a)                                  References to designated articles, sections, and other subdivisions of this Agreement, such as “Section 2.03(a),” refer to the designated article, section, or other subdivision of this Agreement as a whole and to all subdivisions of the designated article, section, or other subdivision.  The words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular article, section, or other subdivision of this Agreement.

(b)                                 Any term that relates to a document or a statute, rule, or regulation includes any amendments, modifications, supplements or any other changes that may have occurred since the document, statute, rule, or regulation came into being, including changes that occur after the date of this Agreement.

(c)                                  Any party may execute any of the requirements under this Agreement either directly or through others, and the right to cause something to be done rather than doing it directly shall be implicit in every requirement under this Agreement.  Unless a provision is restricted as to time or limited as to frequency, all provisions under this Agreement are implicitly available from time to time.

(d)                                 The term “including” and all its variations mean “including but not limited to.”  Except when used in conjunction with the word “either,” the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”).

(e)                                  All accounting terms used in an accounting context and not otherwise defined shall be construed in accordance with U.S. generally accepted accounting principles.  Capitalized terms used in this Agreement without definition that are defined in the Uniform Commercial Code are used in this Agreement as defined in the Uniform Commercial Code.

(f)                                    In the computation of a period of time from a specified date to a later specified date or an open-ended period, the word “from” means “from and including” and the words “to” or “until” mean “to but excluding.”  Likewise, in setting deadlines or other periods, “by” means “on or before,” and “after” means “from and after.”

(g)                                 All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

ARTICLE II.

Organization

Section 2.01.                             Name.

This Trust shall be known as the “NWA Class D Certificate Trust,” in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.  The Trust’s activities shall be conducted only under the name of the Trust.

Section 2.02.                             Office.

The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at any other address in Delaware as the Owner Trustee designates by written notice to the Depositor.

Section 2.03.                             Purposes and Powers.

The exclusive purposes and functions of the Trust are as follows:

(a)                                  to acquire, own and hold the Trust Assets;

(b)                                 to issue, give effect to transfers of, reissue or exchange the Certificates;

(c)                                  to make contributions to the Class D Trust for the purchase of Series D Equipment Notes (as such term is defined in the Intercreditor Agreement) by the Class D Trustee pursuant to Section 2.11(b) hereof;

(d)                                 to hold, manage and distribute to the Holders of the Series D-1 Certificates and Series D-2 Certificates, pursuant to the terms of this Agreement, any funds distributed to the Trust;

(e)                                  to engage in those activities, including entering into agreements, that are necessary or suitable to accomplish the foregoing or are incidental thereto or connected therewith; and

(f)                                    to engage in such other activities as may be required in connection with conservation of the Trust Assets and the making of distributions on the Certificates.

The Trust shall have the power and authority, and is hereby authorized, to engage in the foregoing activities.  The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement.

Section 2.04.                             Appointment of Owner Trustee.

The Depositor hereby confirms the appointment of the Owner Trustee as trustee of the Trust, to have all the rights, powers and duties set forth herein.

Section 2.05.                             Authority.

Subject to the limitations provided in this Agreement, the Owner Trustee shall have the complete authority to carry out the purposes of the Trust.  An action taken by the Owner Trustee in accordance with its powers shall constitute the act of, and serve to bind, the Trust.  In dealing with the Owner Trustee acting on behalf of the Trust, no Person shall be required to inquire into the authority of the Owner Trustee to bind the Trust.  Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Owner Trustee as set forth in this Agreement.

Section 2.06.                             Declaration of Trust.

The Owner Trustee hereby declares that it will hold the Trust Assets in trust upon and subject to the conditions set forth herein for the use and benefit of the Holders.  It is the intention of the parties hereto that the Trust constitute a statutory trust under the Trust Statute and that this Agreement constitute the governing instrument of such statutory trust.  It is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust shall be treated as a grantor trust.  The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as provided in the preceding sentence for such tax purposes.  The Owner Trustee shall have all rights, powers and duties set forth herein and in the Trust Statute with respect to accomplishing the purposes of the Trust.

Section 2.07.                             Maintenance of Separate Existence; Prohibited Transactions.

The Trust shall maintain operations separate and apart from those of the Depositor and its Affiliates.  In furtherance of the maintenance of separate operations, and without limiting the foregoing sentence, the Trust shall act in accordance with the following:

(a)                                  The Trust shall act solely in its own name and shall not hold itself out as being an agent for the Depositor, any Holder or any Affiliate thereof, and shall not represent to any third party that the credit or resources of the Depositor, any Holder or any Affiliate thereof will be available to satisfy the liabilities or obligations of the Trust.

(b)                                 The Trust shall observe all customary statutory trust formalities, including keeping books and records separate and apart from those of the Depositor, any Holder and any Affiliate thereof and taking appropriate statutory trust actions at the appropriate times.

(c)                                  The assets of the Trust shall be separately identified and segregated and shall not be commingled with those of the Depositor or any Holder or any Affiliate thereof.  All of the Trust’s assets shall at all times be held by or on behalf of the Trust, and if held on behalf of the Trust by another entity, shall at all times be kept identifiable (in accordance with customary usage) as assets owned by the Trust.  In no event shall any of the Trust’s assets be held on its behalf or otherwise by the Depositor, any Holder or any Affiliate thereof.  The Trust shall maintain its own bank accounts, payroll and separate books of account.

(d)                                 Any transaction between the Trust, on the one hand, and the Depositor, any Holder or any Affiliate thereof, on the other hand, shall be conducted only on terms and conditions comparable to transactions on an arm’s length basis with unaffiliated persons.

(e)                                  The Trust shall directly manage its own liabilities from its own funds, including paying its own operating expenses and reimbursing the Depositor, any Holder or any Affiliate thereof, as the case may be, for any payroll expenses that are attributable to the Depositor or any Holder or any Affiliate thereof.

(f)                                    Neither the Depositor nor any Holder shall have the right:

(i)                                     to revoke, dissolve or terminate the Trust;

(ii)                                  to direct the transfer of the Trust Assets;

(iii)                               to call for any partition or division of the property or assets of the Trust; or

(iv)                              to commence any voluntary proceeding with respect to the Trust under any United States federal or State bankruptcy or similar law without the prior written consent of the Owner Trustee.

(g)                                 The Trust shall not merge or consolidate with, or sell all or substantially all of its assets (except in connection with the dissolution, winding up and liquidation of the Trust) to, any Person.  Without limiting the generality of the foregoing, the Owner Trustee shall not delegate any decision with regard to any merger, consolidation, sale of assets, the filing by the Trust of a voluntary petition for bankruptcy or consenting to the filing of an involuntary petition for bankruptcy against the Trust.

Section 2.08.                             Liability of Holders.

The Holders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware.

Section 2.09.                             Title to Trust Property.

Legal title to all the Trust Assets shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Assets to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee or a separate trustee, as the case may be.

Section 2.10.                             Situs of Trust.

The Trust will be located and administered in the State of Delaware.  All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware.  The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware.  Payments will be received by the Trust only in Delaware, and payments will be made by the Trust only from Delaware.  The only office of the Trust will be at the Corporate Trust Office in Delaware.

Section 2.11.                             Representations, Warranties and Covenants of Depositor.

(a)                                  The Depositor hereby represents and warrants to the Owner Trustee that:

(i)                                     The Depositor is duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, with power and authority to own its properties with full power and authority to conduct its business as currently owned or conducted, and to execute, deliver and perform this Agreement and any other document relating hereto to which it is a party and to perform its obligations as contemplated hereby and thereby.

(ii)                                  The Depositor is duly qualified to do business as a foreign corporation, in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications.

(iii)                               The Depositor has the power and authority to execute, deliver and perform this Agreement and to carry out its terms; and the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and the Depositor has duly authorized such sale and assignment and deposit to the Trust by all necessary corporate action.  The execution, delivery and performance of this Agreement and any other document related hereto to which the Depositor is a party have been duly authorized by the Depositor by all necessary corporate action.  This Agreement, and any other document executed by the Depositor in connection herewith, have been duly executed and delivered and constitute the legal, valid and binding obligations of the Depositor enforceable against the Depositor in accordance with their terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies.

(iv)                              The consummation of the transactions contemplated by this Agreement and any other document related hereto to which the Depositor is a party, the performance of the transactions contemplated hereby and thereby and fulfillment of the terms hereof and thereof do not conflict with or violate any requirements of law applicable to the Depositor or conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the certificate of incorporation or bylaws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it or its properties are bound; nor result in the creation or imposition of any Lien (other than any Lien upon any Certificate owned by the Depositor) upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; nor violate any law or, to the best of the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

(v)                                 To the Depositor’s best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties:  (A) asserting the invalidity of this Agreement or any other document relating hereto to which the Depositor is a party, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other document relating hereto to which the Depositor is a party, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or any other document relating hereto to which the Depositor is a party.

(b)                                 On or prior to each Closing Date (as defined in the related Participation Agreement) for any Airbus A319-100 aircraft or Boeing 757-300 aircraft with respect to which a Series D Equipment Note (as such term is defined in the Intercreditor Agreement) will be issued, the Depositor shall contribute to the Trust an amount in cash equal to the principal amount of such Series D Equipment Note (as such term is defined in the Intercreditor Agreement).  The Owner Trustee is hereby irrevocably instructed to contribute such amount immediately upon receipt thereof to the Class D Trust so that the Class D Trustee may purchase such Series D Equipment Note (as such term is defined in the Intercreditor Agreement) in accordance with the terms and conditions of the Participation Agreement relating to such aircraft.  In connection with the purchase of such Series D Equipment Note (as such term is defined in the Intercreditor Agreement), the Trust shall instruct and direct the Class D Trustee to enter into such Participation Agreement and perform its obligations thereunder.

ARTICLE III.

Certificates; Limitations on Transfer

Section 3.01.                             Beneficial Interests in the Trust.

The Holders shall be the sole beneficial owners of the beneficial interest in the Trust and shall be entitled to receive distributions on Trust Assets in accordance with the terms provided herein.  By its execution hereof, the Depositor acknowledges that upon the issuance of the Certificates it shall no longer be the beneficial owner of the Trust and shall have no beneficial interest in the Trust except to the extent that it is a Holder.

Section 3.02.                             The Certificates.

The Certificates shall be issued with an initial aggregate Notional Amount of $                .  All certificates shall be issued with a Notional Amount in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof.  The Certificates shall be executed by the Owner Trustee on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee.  Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Owner Trustee shall be validly issued by the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.  All Certificates shall be dated the date of their authentication.  For purposes of Section 8-102 of the Uniform Commercial Code as in effect in the State of Delaware, the Certificates shall be “certificated securities” as such term is defined in such Section 8-102.

Section 3.03.                             Authentication and Delivery of Certificates.

The Owner Trustee shall cause to be authenticated and delivered to the Depositor on the date of execution of this Agreement (i) one Series D-1 Certificate duly authenticated by the Owner Trustee, evidencing the Series D-1 Beneficial Interest and (ii) Series D-2 Certificates duly authenticated by the Owner Trustee, evidencing the Series D-2 Beneficial Interest.  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth in the form of Certificate attached hereto as Exhibit B or Exhibit C, as applicable, executed by the Owner Trustee or its authenticating agent, by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  Upon issuance, authentication and delivery pursuant to the terms hereof, the Certificates will be entitled to the benefits of this Agreement.

Section 3.04.                             Registration of Transfer and Exchange of Certificates.

(a)                                  The Certificate Registrar shall keep or cause to be kept, a Certificate Register, subject to such reasonable regulations as it may prescribe.  The Certificate Register shall provide for the registration of Certificates and transfers of Certificates as provided herein.  The Owner Trustee, is hereby initially appointed Certificate Registrar for the purpose of registering Certificates and transfers of Certificates as herein provided.

(b)                                 Upon surrender of any Certificate for registration of transfer at the office or agency of the Certificate Registrar maintained for such purpose, the Owner Trustee shall execute and deliver, to each applicable Holder in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations with a like aggregate Notional Amount as the Certificate so surrendered, and such new Certificates shall be dated the date of execution by the Owner Trustee.

(c)                                  The Owner Trustee may require payment of a sum sufficient to cover its reasonable fees and expenses and any tax or governmental charge that may be imposed in connection with any transfer of Certificates.

(d)                                 All Certificates surrendered for registration of transfer shall be promptly cancelled by the Owner Trustee, and no Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement.  The Owner Trustee shall dispose of cancelled Certificates in accordance with the normal industry practice.

Section 3.05.                             Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice that such Certificate has been acquired by a protected purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee or its authenticating agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest.  In connection with the issuance of any new Certificate under this Section, the Owner Trustee may require the payment by the Holder of a sum sufficient to cover its reasonable fees and expenses and any tax or other governmental charge that may be imposed in relation thereto.  Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 3.06.                             Persons Deemed Owners.

Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar and any of their respective agents may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or any of their respective agents shall be affected by any notice to the contrary.

Section 3.07.                             Restrictions on Transferability of Certificates.

(a)                                  Any single Certificate may be transferred only in whole and not in part.  No transfer, sale, pledge or other disposition of any Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.  No transfer of a Certificate may be made (i) to any Person other than a QIB or an Affiliate of the Trust or (ii) to any Person that would require the Trust to be registered as an investment company under the

Investment Company Act.  If such transfer is to be made to any Person who is not an Affiliate of the Trust, then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit D-1 hereto and a certificate from such Certificateholder’s prospective transferee substantially in the form attached as Exhibit D-2 hereto.  None of the Trust, the Depositor, the Owner Trustee or the Certificate Registrar is obligated to register or qualify any Certificate under the Securities Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of any Certificate or interest therein without registration or qualification.  Any Certificateholder desiring to effect a transfer of a Certificate or an interest therein shall, and does hereby agree to, indemnify the Trust, the Depositor, the Owner Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(a)                                  No transfer of any Certificate or any interest therein shall be made (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to Title I of ERISA, Section 4975 of the Code or any applicable provisions of federal, state or local law materially similar to the foregoing provisions of ERISA or the Code (each, a “Plan”), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

(b)                                 By its acceptance of a Certificate, each prospective Holder agrees and acknowledges that no legal or beneficial interest in all or any portion of any Certificate may be transferred directly or indirectly to an individual, corporation, partnership or other Person unless such transferee is a United States Person and any such purported transfer shall, to the fullest extent permitted by law, be void and of no effect.

(c)                                  The Certificates shall bear a legend describing or referencing the restrictions on transferability set forth in this Section 3.07.

(d)                                 Notwithstanding the foregoing transfer restrictions to the contrary, a Holder of a Series D-2 Certificate shall be entitled to pledge or otherwise transfer (without meeting the requirements of any such restrictions) its Certificate to the trustee under the Pass Through Trust Agreement, dated as of June 3, 1999, among Northwest Airlines, Inc., Northwest Airlines Corporation and U.S. Bank Trust National Association, as successor to State Street Bank and Trust Company of Connecticut, National Association, as supplemented by Trust Supplement No. 2003-1, dated           , 2003, relating to the Northwest Airlines 2003-1 Pass Through Trust.

ARTICLE IV.

Actions by Owner Trustee

Section 4.01.                             Prior Notice to Holders with Respect to Certain Matters.

With respect to the following matters, the Owner Trustee shall not take action unless (i) at least 30 days before the taking of such action, the Owner Trustee shall have notified the

Holders in writing of the proposed action and (ii) the Holders shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Holders have withheld consent or provided alternative direction:

(a)                                  the initiation of any claim or lawsuit by the Trust and the compromise of any action, claim or lawsuit brought by or against the Trust; or

(b)                                 the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Trust Statute).

Section 4.02.                             Restrictions on Holder Power.

The Holders shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or the Pass Through Trust Agreement or would be contrary to Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.

Section 4.03.                             Control by Holders.

Except as expressly provided herein, any action that may be taken or consent that may be given or withheld by the Holders under this Agreement may only be taken, given or withheld by the Holders holding a Majority of the Notional Amount.  Except as expressly provided herein, any written notice, consent or direction of the Holders delivered pursuant to this Agreement shall be effective if signed by Holders holding the required Notional Amount specified herein for the delivery of such notice, consent or direction.

ARTICLE V.

Application of Trust Funds; Certain Duties

Section 5.01.                             Application of Trust Funds.

(a)                                  On each Distribution Date, the Owner Trustee shall distribute to the Holders any funds received by the Trust with respect to the Pass Through Certificate; provided, however, that any amounts deposited in the Trust shall be applied first, towards the payment of fees and expenses of the Trust (including all fees and expenses of the Owner Trustee not otherwise paid by the Depositor) and second, any remaining amount shall be applied as follows:

(i)                                     to the Holder of the Series D-1 Certificate, the Series D-1 Distributions for such Distribution Date;

(ii)                                  to the Holders of the Series D-2 Certificates, pro rata on the basis of the Notional Amount of the Series D-2 Certificate held by each Holder, the Series D-2 Distributions for such Distribution Date;

(iii)                               if any amounts are deposited with the Trust that are neither Series D-1 Distributions nor Series D-2 Distributions, such amounts shall be distributed to the Holders of the Series D-2 Certificates, pro rata on the basis of the Notional Amount of the Series D-2 Certificate held by each Holder.

(b)                                 In the event that any withholding tax is imposed on the Trust’s payments to the Holders, such tax shall reduce the amount otherwise distributable in accordance with this Section.  The Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Holders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Trust from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).  The amount of any withholding tax imposed with respect to the Holders shall be treated as cash distributed to the Holders at the time it is withheld by the Trust and remitted to the appropriate taxing authority.  If the Owner Trustee receives an opinion from Federal tax counsel that withholding tax is payable with respect to a distribution, the Owner Trustee may in its sole discretion withhold such amounts in accordance with this paragraph.

Section 5.02.                             Method of Payment.

Subject to Section 9.01(c), distributions required to be made to the Holders shall be made by wire transfer pursuant to the instructions of the Holders, in immediately available funds, to the account of the Holders at a bank or other entity having appropriate facilities therefor if such Certificateholder shall have so notified the Owner Trustee in writing at least five Business Days prior to the related payment date, or otherwise by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register.

Section 5.03.                             No Segregation of Moneys; No Interest.

Subject to Sections 5.01 and 5.02, moneys received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

Section 5.04.                             Accounting and Reports to Depositor, Holders, Internal Revenue Service and Others.

The Owner Trustee shall deliver to the Holders such information, reports or statements as may be required by the Code and applicable Treasury Regulations and as may be required to enable the Holders to prepare their federal and State income tax returns.  Consistent with the Trust’s characterization for tax purposes as a grantor trust, the Depositor shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Owner Trustee at least five days before such returns are due to be filed.  The Owner Trustee, or any other such party required by law, shall promptly sign such returns and deliver such returns after signature to the Depositor and such returns shall be filed by, or at the direction of, the Depositor with the appropriate tax authorities.  In no event shall the Owner Trustee or the Depositor be liable for any liabilities, costs or expenses of the Trust arising out of the application of any tax law, including federal, State, foreign or local income or excise taxes or any other tax imposed on or measured by income (or any interest, penalty or addition with respect thereto or arising from a failure to comply therewith), except for any such liability, cost or expense attributable to any act or omission by the Owner Trustee which constitutes gross negligence or willful misconduct or if the Depositor is in breach of its obligations under this Agreement.

ARTICLE VI.

Authority and Duties of Owner Trustee

Section 6.01.                             General Authority.

The Owner Trustee is authorized and directed to execute and deliver each certificate or other document attached as an exhibit to or contemplated by this Agreement to which the Trust is to be a party and any amendment or other agreement in such form as the Holders and Depositor shall approve, as evidenced conclusively by the Owner Trustee’s execution thereof.  In addition to the foregoing, the Owner Trustee is authorized to take all actions required of the Trust pursuant to this Agreement.

Section 6.02.                             General Duties.

It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and to administer the Trust in the interest of the Holders, in accordance with the provisions of this Agreement.

Section 6.03.                             Action upon Instruction.

(a)                                  Subject to Article IV and this Section 6.03, the Holders may by written instruction direct the Owner Trustee in the management of the Trust;

(b)                                 Notwithstanding anything else contained in this Agreement to the contrary, if (i) the Class D Trustee requests direction from the Trust or Owner Trustee, or should the Trust or the Owner Trustee be entitled to give direction to the Class D Trustee, with respect to action to be taken by the Class D Trustee with respect to the Pass Through Certificate or Class D Trust or (ii) the Trust has any voting right with the respect to the Pass Through Certificate, then the Trust or Owner Trustee, as appropriate, shall direct the Class D Trustee or exercise any such voting right as the Owner Trustee is instructed by (i) the Holder of the Series D-1 Beneficial Interest if the Series D-1 Certificate Principal Balance is greater than zero or (ii) Holders of a majority of the Notional Amount of Series D-2 Certificates if the Series D-1 Certificate Principal Balance is zero.

(c)                                  The Owner Trustee shall not be required to take any action hereunder if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or is otherwise contrary to law.

(d)                                 Whenever the Owner Trustee is (i) unable to decide between alternative courses of action permitted or required by the terms of this Agreement, (ii) unsure as to the application of any provision of this Agreement or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision or (iii) in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Holders requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received from Holders holding a Majority of the Notional Amount, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person.  If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement, as it shall deem to be in the best interests of the Holders, and shall have no liability to any Person for such action or inaction.

Section 6.04.                             No Duties Except as Specified in Agreement or Instructions.

The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of or otherwise deal with the Trust Assets, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.03; and no implied duties or obligations shall be read into this Agreement against the Owner Trustee.  The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement. Wilmington Trust Company, in its individual capacity, nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Assets that result from actions by, or claims against, Wilmington Trust Company, in its individual capacity, that are not related to the ownership or the administration of the Trust Assets.

Section 6.05.                             No Action Except under Specified Documents or Instructions.

The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Assets except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.03.

Section 6.06.                             Restrictions.

(a)                                  The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in Section 2.03 or (b) that, to the actual knowledge of a responsible officer of the Owner Trustee, would result in the Trust’s becoming taxable as a corporation for federal income tax purposes.

(b)                                 The Owner Trustee agrees that, to the fullest extent permitted by law, it will not transfer any Trust Assets.

(c)                                  The Holders shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

Section 6.07.                             Not Responsible for Recitals or Sufficiency of Agreement.

The recitals contained in this Agreement shall be taken as the statements of the Depositor, and the Owner Trustee does not assume any responsibility for their correctness.  The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement.

ARTICLE VII.

Concerning Owner Trustee

Section 7.01.                             Acceptance of Trusts and Duties.

The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts, but only upon the terms of this Agreement.  The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Assets immediately upon receipt thereof and only in accordance with the terms of this Agreement.  The Owner Trustee shall not be answerable or accountable hereunder under any circumstances, except (i) for its own willful misconduct or gross negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by Wilmington Trust Company.  In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a)                                  The Owner Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Owner Trustee;

(b)                                 The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Holders of the Notional Amount of Certificates required for such instruction;

(c)                                  No provision of this Agreement shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(d)                                 Under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under this Agreement, the Certificates or the Pass Through Certificate;

(e)                                  The Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Assets, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to the Depositor, other than as expressly provided for herein;

(f)                                    The Owner Trustee shall not be liable for the default or misconduct of the Depositor hereunder, or the Trustee under the Pass Through Trust Agreement, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement that are required to be performed by the Depositor hereunder; and

(g)                                 The Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation arising under this Agreement, at the request, order or direction of the Holders, unless the Owner Trustee  has been provided with indemnity satisfactory to it against the costs, expenses and liabilities that are likely to be incurred by the Owner Trustee therein or thereby.  The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of any such act.

Section 7.02.                             Furnishing of Documents.

The Owner Trustee shall furnish to the Holders, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under this Agreement.

Section 7.03.                             Representations and Warranties.

The Owner Trustee hereby represents and warrants to the Holders and the Depositor, that:

(a)                                  It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware.  It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(b)                                 It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

(c)                                  Neither the execution or the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby, nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it or constitute any default under its charter documents or bylaws.

Section 7.04.                             Reliance; Advice of Counsel.

(a)                                  The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine or believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect.  As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action reasonably taken or omitted to be taken by it in good faith in reliance thereon.

(b)                                 In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations hereunder, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected in good faith and employed by it.  The Owner Trustee shall not be liable for anything reasonably done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons.

Section 7.05.                             Not Acting in Individual Capacity.

Except as otherwise expressly provided in this Article VII, in accepting the trusts hereby created Wilmington Trust Company acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement shall look only to the Trust Assets for payment or satisfaction thereof. All rights, protections and indemnities afforded to the Owner Trustee under this Agreement shall pertain to Wilmington Trust Company in its individual capacity.

Section 7.06.                             Owner Trustee Not Liable for Trust Assets.

The Owner Trustee makes no representations as to the validity or sufficiency of the Pass Through Trust Agreement or any related documents.  The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of the Pass Through Certificate or its ability to generate the payments to be distributed to the Holders under this Agreement, including, without limitation:  the existence, condition and ownership of any portion of the Trust Assets; the existence and enforceability of any insurance thereon; the existence and contents of any portion of the Trust Assets; the validity of the assignment of any portion of the Trust Assets to the Trust or of any intervening assignment; the validity of the transfer of any portion of the Trust Assets to the Trust or of any intervening transfer or assignment; the compliance by the Depositor with any warranty or representation made under this Agreement or the accuracy of any such warranty or representation, or any action of the Depositor, taken in the name of the Owner Trustee.

ARTICLE VIII.

Compensation of Owner Trustee

Section 8.01.                             Owner Trustee’s Fees and Expenses.

The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Depositor for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

Section 8.02.                             Indemnification.

To the extent funds in cash or cash equivalents are unavailable from Trust Assets, the Depositor shall be liable as primary obligor for, and shall indemnify the Owner Trustee (in its individual and Trust capacities) and its successors, assigns, agents and servants (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”) which may at any time be imposed on, incurred by, or asserted against any Indemnified Party in any way relating to or arising out of this Agreement, the Trust Assets, the administration of the Trust Assets or the action or inaction of the Owner Trustee hereunder or thereunder, except only that the Depositor shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in clauses (i) and (ii) of the third sentence of Section 7.01.  The indemnities contained in this Section shall survive the resignation or removal of the Owner Trustee or the termination of this Agreement.  In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Indemnified Party’s choice of legal counsel shall be subject to the approval of the Depositor, which approval shall not be unreasonably withheld.

Section 8.03.                             Payments to Owner Trustee.

Any amounts paid to the Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of the Trust Assets immediately after such payment.

ARTICLE IX.

Termination of Agreement

Section 9.01.                             Termination of Agreement.

(a)                                  The Trust shall dissolve upon the receipt by the Owner Trustee of all moneys or other property or proceeds of the Trust Assets in accordance with this Agreement and the Pass Through Trust Agreement.  The bankruptcy, liquidation, dissolution, death or incapacity of the Depositor or any Holder shall not (x) operate to terminate this Agreement or the Trust or (y) entitle the Depositor or any Holder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Assets or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b)                                 Except as provided in Section 9.01(a), none of the Holders nor the Depositor shall be entitled to dissolve, revoke or terminate the Trust.

(c)                                  Notice of any dissolution of the Trust, specifying the Distribution Date upon which the Holder shall receive payment of the final distribution, shall be given by the Owner Trustee by letter to the Depositor and the Holders in accordance with Section 11.04 hereof within five Business Days of receipt of notice of the termination of the Class D Trust pursuant to the Pass Through Trust Agreement, stating (i) the Distribution Date upon or with respect to which final payment shall be made to the Holders and (ii) the amount of any such final payment.

(d)                                 Upon the winding up of the Trust and payment of all liabilities of the Trust in accordance with Section 3808 of the Trust Statute, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Trust Statute.  Thereupon, this Agreement (other than Article VIII) and the Trust shall terminate.

(e)                                  Each of the Class D Trustee and the Other Trustee shall be a third party beneficiary of this Article IX. No amendment of this Agreement which could result in the Trust being terminated other than in accordance with this Article IX or the Trust Assets being transferred shall be effective without the prior written consent of the Class D Trustee and the Other Trustee.

ARTICLE X.

Successor Owner Trustees and Additional Owner Trustees

Section 10.01.                       Eligibility Requirements for Owner Trustee.

The Owner Trustee shall at all times be a corporation satisfying the provisions of Section 3807(a) of the Trust Statute; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities.  If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

Section 10.02.                       Resignation or Removal of Owner Trustee.

The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor.  Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Owner Trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee, one copy to the successor Owner Trustee and one copy to the any Holder that is not Northwest Airlines, Inc.  If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

The Depositor may at any time remove the Owner Trustee without cause by giving written notice thereof to the Owner Trustee.  In addition, if at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.01, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor shall remove the Owner Trustee.  If the Depositor shall remove the Owner Trustee, the Depositor shall promptly appoint a successor Owner Trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed, one copy to the successor Owner Trustee and one copy to any Holder that is not Northwest Airlines, Inc. and shall pay all fees owed to the outgoing Owner Trustee pursuant to this Agreement.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee.  The Depositor shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

Section 10.03.                       Successor Owner Trustee.

Any successor Owner Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Depositor and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee.  The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Depositor and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.01.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Depositor shall mail notice thereof to the Rating Agencies.  If the Depositor shall fail to mail such notice within 10 days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed.

The successor Owner Trustee shall file an amendment to the Certificate of Trust with the Secretary of State identifying the name and principal place of business in the State of Delaware of such successor Owner Trustee.

Section 10.04.                       Merger or Consolidation of Owner Trustee.

Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that such corporation shall be eligible pursuant to Section 10.01 and, provided, further, that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

Section 10.05.                       Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Assets may at the time be located, the Depositor and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or separate trustees, of all or any part of the Trust Assets, and to vest in such Person, in such capacity, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Depositor and the Owner Trustee may consider necessary or desirable.  If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, the Owner Trustee alone shall have the power to make such appointment.  No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 10.01, and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03 except for a notice of such appointment to be delivered by the Owner Trustee to the Rating Agencies.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a)                                  All rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Assets or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(b)                                 No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(c)                                  The Depositor and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee.  Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Depositor.

Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

ARTICLE XI.

Miscellaneous

Section 11.01.                       Supplements and Amendments.

This Agreement may be amended by the Depositor, all of the Holders and the Owner Trustee to cure any ambiguity and to correct or supplement any provisions in this Agreement.  This Agreement may also be amended by the Depositor, the Holders and the Owner Trustee, with prior written notice to the Rating Agencies, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions herein; provided, however, no amendment or waiver of Sections 2.07, 2.11(b), 6.06, 9.01 or this Section 11.01 of this Agreement shall be effective without the prior written consent of the Class D Trustee and the Other Trustee.

Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement.  The Owner Trustee may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee’s own rights, duties or immunities under this Agreement or otherwise.

In connection with the execution of any amendment to any other agreement to which the Trust is a party, the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel to the effect that such amendment is authorized or permitted by this Agreement and that all conditions precedent for the execution and delivery thereof by the Trust or the Owner Trustee, as the case may be, have been satisfied.

Section 11.02.                       No Legal Title to Trust Assets in Depositor or Holder.

None of the Depositor or the Holders shall have legal title to any part of the Trust Assets.  The Holders shall be entitled to receive distributions with respect to their respective ownership interests therein only in accordance with Articles V and IX.  No transfer, by operation of law or otherwise, of any right, title or interest of the Holders to and in its ownership interest in the Trust Assets shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Assets.

Section 11.03.                       Limitations on Rights of Others.

The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Holders and the Depositor, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Assets or under or in respect of this Agreement or any covenants, conditions or provisions contained herein; provided, however, each of the Class D Trustee and the Other Trustee shall be a third party beneficiary with respect to Sections 2.07, 2.11(b), 6.06, 9.01 and 11.01 of this Agreement and shall be entitled to enforce the provisions thereof to the same extent as if it were a party hereto.

Section 11.04.                       Notices.

Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), (i) if to the Owner Trustee, addressed to the Corporate Trust Office, Attention: Corporate Trust Administration; (ii) if to the Depositor, addressed to Daniel B. Matthews, Northwest Airlines, Inc., 2700 Lone Oak Parkway, Mail Stop:  A4010, Eagan, MN 55121, or (iii) as to any Holder or any other party, at such other address as shall be designated by such Holder or party in a written notice to each other party.

Section 11.05.                       Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 11.06.                       Separate Counterparts.

This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 11.07.                       Successors and Assigns.

All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the Owner Trustee and its successors and assigns, the Depositor and its successors and permitted assigns and each Holder and its successors and assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Depositor shall bind the successors and assigns of the Depositor.

Section 11.08.                       No Petition.

The Owner Trustee (in its individual capacity), the Depositor and the Holders, by acceptance of their Certificates, hereby covenant and agree that they will not, or allow any of their respective Affiliates, at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Assets or this Agreement.  Nothing herein shall prohibit the Owner Trustee from participating in or filing proofs of claim in respect of any such proceeding instituted by any other Person.

Section 11.09.                       No Recourse.

The Holders, by accepting a Certificate, acknowledges that it holds a beneficial interest in the Trust only and not in interests in or obligations of the Owner Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets on account of claims against or interest in the Trust.

Section 11.10.                       Headings.

The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 11.11.                       Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.12.                       Integration.

This Agreement represents the agreement of the Depositor and the Owner Trustee with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Depositor or the Owner Trustee relating to the subject matter hereof not expressly set forth or referred to herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

WILMINGTON TRUST COMPANY

By:
Name:
Title:

NORTHWEST AIRLINES, INC.

By:
Name:
Title:

EXHIBIT A

[copy of Certificate of Trust]

A-1

EXHIBIT B

FORM OF SERIES D-1 CERTIFICATE

NWA CLASS D CERTIFICATE TRUST

SERIES D-1 CERTIFICATE

Notional Amount:

This Series D-1 Certificate is issued with the Notional Amount set forth above and evidences a non-assessable, fully paid beneficial interest in NWA Class D Certificate Trust, a Delaware statutory trust, and a right to Series D-1 Distributions as set forth in the Trust Agreement.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN, OR OBLIGATION OF, NORTHWEST AIRLINES, INC., THE OWNER TRUSTEE, ANY OF THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON OTHER THAN THE NWA CLASS D CERTIFICATE TRUST.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING PASS THROUGH CERTIFICATES ARE INSURED OR GUARANTEED, IN WHOLE OR IN PART, BY ANY GOVERNMENTAL ENTITY OR INSTRUMENTALITY OR ANY PRIVATE INSURER OR GUARANTOR.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.06 OF THE TRUST AGREEMENT (AS DEFINED HEREIN).

NO TRANSFER OF THIS CERTIFICATE TO (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”) OR ANY MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN WILL BE REGISTERED.

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A PERSON WHO IS NOT A UNITED STATES PERSON.

This Certificate is issued pursuant to, and in accordance with, the terms of an Amended and Restated Trust Agreement, dated as of           , 2003 (the “Trust Agreement”; terms not otherwise defined herein shall have the meanings assigned to those terms in the Trust Agreement), between Northwest Airlines, Inc. as depositor (the “Depositor”) and Wilmington Trust Company as owner trustee (the “Owner Trustee”), a summary of certain of the pertinent provisions of which are set forth herein.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound.  In the event of a conflict between the provisions of this Certificate and those of the Trust Agreement, the provisions of the Trust Agreement shall control.

This certifies that                                       is the registered owner of the Series D-1 Beneficial Interest in the trust established pursuant to the Trust Agreement and designated as NWA Class D Certificate Trust (the “Trust”).  The assets of the Trust include the Trust Assets and the proceeds thereof.

Except to the extent of their execution and authentication, respectively, of the Certificates, the Owner Trustee and the Certificate Registrar make no representation or warranty as to any of the statements contained herein or the validity or sufficiency of this Certificate, the Trust Assets or the assets in which the Trust Assets evidence an interest.  The Owner Trustee has executed this Certificate in its limited capacity as Owner Trustee under the Trust Agreement, and the Certificate Registrar has authenticated this Certificate in its limited capacity as Certificate Registrar under the Trust Agreement.

Distributions on the Certificates will be made, to the extent of available funds, as provided in the Trust Agreement.

Payments to any Certificateholder shall be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Owner Trustee in writing at least five Business Days prior to the related payment date, or otherwise by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register.  Final payment on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final payment.

This Certificate does not purport to summarize the Trust Agreement and reference is made to the Trust Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby and the rights, duties and immunities of the Owner Trustee.

No transfer, sale, pledge or other disposition of this Certificate or interest herein shall be made to a Non-United States Person.

No transfer, sale, pledge or other disposition of this Certificate or interest herein shall be made unless that transfer, sale, pledge or the disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.  No transfer of a Certificate may be made (i) to any Person other than a QIB or an Affiliate of the Trust or (ii) to any Person that would require the Trust or any such trust fund to be registered as an investment company under the Investment Company Act.  If such transfer is to be made to any Person who is not an Affiliate of the Trust, then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt may conclusively rely) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit D-1 to the Trust Agreement and a certificate from such Certificateholder’s prospective transferee substantially in the form attached as Exhibit D-2 to the Trust Agreement.  None of the Trust, the Depositor, the Owner Trustee or the Certificate Registrar is obligated to register or qualify this Certificate under the Securities Act or any other securities laws or to take any action not otherwise required under the Trust Agreement to permit the transfer of this Certificate or interest herein without registration or qualification.  Any Certificateholder desiring to effect a transfer of this Certificate or an interest herein shall, and does hereby agree to, indemnify the Trust, the Depositor, the Owner Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate or any interest herein shall be made (a) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to Title I of ERISA, Section 4975 of the Code or any applicable provisions of federal, state or local law materially similar to the foregoing provisions of ERISA or the Code (each, a “Plan”) or (b) to any Person who is directly or indirectly purchasing this Certificate or interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

No assignment, conveyance or other transfer of this Certificate shall be effective unless the transferee shall have executed and delivered to the Owner Trustee an instrument containing the transferee’s agreement to be bound by the terms of the Trust Agreement.

Prior to transfer of this Certificate in accordance with the foregoing and the Trust Agreement, the Owner Trustee and the Certificate Registrar and any agent of any of them may treat the person or entity in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions pursuant to the Trust Agreement.

The Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Trust Agreement permits, with certain exceptions therein provided, the amendment of the Trust Agreement by the Depositor, the Holders and the Owner Trustee

to cure any ambiguity and to correct or supplement any provisions in the Trust Agreement.  The Trust Agreement also permits, with certain exceptions therein provided, the amendment of the Trust  Agreement by the Depositor, the Holders and the Owner Trustee, with prior written notice to the Rating Agencies, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof; provided, however, no amendment or waiver of Section 2.07, 2.11(b), 6.06, 9.01 or 11.01 of the Trust Agreement shall be effective without the prior written consent of the Class D Trustee and the Other Trustee. Any consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.

Unless the Certificate of Authentication on this Certificate has been executed by or on behalf of the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Owner Trustee has caused this Certificate to be duly executed.

NWA CLASS D CERTIFICATE TRUST

By: WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee

Authorized Officer

This is one of the Certificates referred to in the within-referenced Trust Agreement.

Date:  [        ], 20

WILMINGTON TRUST COMPANY,
as Certificate Registrar

Authorized Officer

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto                                                                                                  [(Please print or typewrite name(s) and address(es), including postal zip code of assignee(s)] (“Assignee(s)”) that portion of the interest in the Trust represented by the within Certificate set forth below and hereby authorize(s) the transfer and registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Certificate for that portion of the interest in the Trust represented by the within Certificate set forth below to the above-named Assignee(s) and deliver such Certificate to the following address:                                                                                                            to issue a new Certificate of the same Class for the remainder of the interest in the Trust represented by the within Certificate to the Assignor(s) and deliver such Certificate to the following address:                                                                                                             and to cancel the within Certificate.

Date:

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

EXHIBIT C

FORM OF SERIES D-2 CERTIFICATE

NWA CLASS D CERTIFICATE TRUST

SERIES D-2 CERTIFICATE

Certificate No.:

Notional Amount:

This Series D-2 Certificate is issued with the Notional Amount set forth above and evidences a non-assessable, fully paid beneficial interest in NWA Class D Certificate Trust, a Delaware statutory trust, and a right to Series D-2 Distributions as set forth in the Trust Agreement.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN, OR OBLIGATION OF, NORTHWEST AIRLINES, INC., THE OWNER TRUSTEE, ANY OF THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON OTHER THAN THE NWA CLASS D CERTIFICATE TRUST.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING PASS THROUGH CERTIFICATES ARE INSURED OR GUARANTEED, IN WHOLE OR IN PART, BY ANY GOVERNMENTAL ENTITY OR INSTRUMENTALITY OR ANY PRIVATE INSURER OR GUARANTOR.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.06 OF THE TRUST AGREEMENT (AS DEFINED HEREIN).

NO TRANSFER OF THIS CERTIFICATE TO (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”) OR ANY MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN WILL BE REGISTERED.

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A PERSON WHO IS NOT A UNITED STATES PERSON.

This Certificate is issued pursuant to, and in accordance with, the terms of an Amended and Restated Trust Agreement, dated as of           , 2003 (the “Trust Agreement”; terms not otherwise defined herein shall have the meanings assigned to those terms in the Trust Agreement), between Northwest Airlines, Inc. as depositor (the “Depositor”) and Wilmington Trust Company as owner trustee (the “Owner Trustee”), a summary of certain of the pertinent provisions of which are set forth herein.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound.  In the event of a conflict between the provisions of this Certificate and those of the Trust Agreement, the provisions of the Trust Agreement shall control.

This certifies that                                     is the registered owner of the Series D-2 Beneficial Interest in the trust established pursuant to the Trust Agreement and designated as NWA Class D Certificate Trust (the “Trust”).  The assets of the Trust include the Trust Assets and the proceeds thereof.

Except to the extent of their execution and authentication, respectively, of the Certificates, the Owner Trustee and the Certificate Registrar make no representation or warranty as to any of the statements contained herein or the validity or sufficiency of this Certificate, the Trust Assets or the assets in which the Trust Assets evidence an interest.  The Owner Trustee has executed this Certificate in its limited capacity as Owner Trustee under the Trust Agreement, and the Certificate Registrar has authenticated this Certificate in its limited capacity as Certificate Registrar under the Trust Agreement.

Distributions on the Certificates will be made, to the extent of available funds, as provided in the Trust Agreement.

Payments to any Certificateholder shall be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Owner Trustee in writing at least five Business Days prior to the related payment date, or otherwise by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register.  Final payment on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final payment.

This Certificate does not purport to summarize the Trust Agreement and reference is made to the Trust Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby and the rights, duties and immunities of the Owner Trustee.

No transfer, sale, pledge or other disposition of this Certificate or interest herein shall be made to a Non-United States Person.

No transfer, sale, pledge or other disposition of this Certificate or interest herein shall be made unless that transfer, sale, pledge or the disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.  No transfer of a Certificate may be made (i) to any Person other than a QIB or an Affiliate of the Trust or (ii) to any Person that would require the Trust or any such trust fund to be registered as an investment company under the Investment Company Act.  If such transfer is to be made to any Person who is not an Affiliate of the Trust, then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt may conclusively rely) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit D-1 to the Trust Agreement and a certificate from such Certificateholder’s prospective transferee substantially in the form attached as Exhibit D-2 to the Trust Agreement.  None of the Trust, the Depositor, the Owner Trustee or the Certificate Registrar is obligated to register or qualify this Certificate under the Securities Act or any other securities laws or to take any action not otherwise required under the Trust Agreement to permit the transfer of this Certificate or interest herein without registration or qualification.  Any Certificateholder desiring to effect a transfer of this Certificate or an interest herein shall, and does hereby agree to, indemnify the Trust, the Depositor, the Owner Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate or any interest herein shall be made (a) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to Title I of ERISA, Section 4975 of the Code or any applicable provisions of federal, state or local law materially similar to the foregoing provisions of ERISA or the Code (each, a “Plan”) or (b) to any Person who is directly or indirectly purchasing this Certificate or interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

No assignment, conveyance or other transfer of this Certificate shall be effective unless the transferee shall have executed and delivered to the Owner Trustee an instrument containing the transferee’s agreement to be bound by the terms of the Trust Agreement.

Prior to transfer of this Certificate in accordance with the foregoing and the Trust Agreement, the Owner Trustee and the Certificate Registrar and any agent of any of them may treat the person or entity in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions pursuant to the Trust Agreement.

The Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Trust Agreement permits, with certain exceptions therein provided, the amendment of the Trust Agreement by the Depositor, the Holders and the Owner Trustee to cure any ambiguity and to correct or supplement any provisions in the Trust Agreement.  The Trust Agreement also permits, with certain exceptions therein provided, the amendment of the Trust

Agreement by the Depositor, the Holders and the Owner Trustee, with prior written notice to the Rating Agencies, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof; provided, however, no amendment or waiver of Section 2.07, 2.11(b), 6.06, 9.01 or 11.01 of the Trust Agreement shall be effective without the prior written consent of the Class D Trustee and the Other Trustee. Any consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.

Unless the Certificate of Authentication on this Certificate has been executed by or on behalf of the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Owner Trustee has caused this Certificate to be duly executed.

NWA CLASS D CERTIFICATE TRUST

By: WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee

Authorized Officer

This is one of the Certificates referred to in the within-referenced Trust Agreement.

Date: [ ], 20

WILMINGTON TRUST COMPANY, as Certificate Registrar

Authorized Officer

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto                                                                                                [(Please print or typewrite name(s) and address(es), including postal zip code of assignee(s)] (“Assignee(s)”) that portion of the interest in the Trust represented by the within Certificate set forth below and hereby authorize(s) the transfer and registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Certificate for that portion of the interest in the Trust represented by the within Certificate set forth below to the above-named Assignee(s) and deliver such Certificate to the following address:                                                                                                  to issue a new Certificate of the same Class for the remainder of the interest in the Trust represented by the within Certificate to the Assignor(s) and deliver such Certificate to the following address:                                                                                                  and to cancel the within Certificate.

Date:

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

EXHIBIT D-1

FORM OF TRANSFEROR CERTIFICATE
FOR TRANSFERS OF THE CERTIFICATES

[Date]

[CERTIFICATE REGISTRAR]

Re:                               [Insert Trust Name and Certificate
Issued] (the “Series [   ] Certificate”)

Ladies and Gentlemen:

This letter is delivered to you in connection with the sale by                                            (the “Transferor”) to                                 (the “Transferee”) of the Series [      ] Certificate (the “Transferred Certificate”).  The Certificates, including the Transferred Certificate, were issued pursuant to the Amended and Restated Trust Agreement, dated as of           , 2003 (the “Agreement”), between Northwest Airlines, Inc., as depositor (the “Depositor”) and Wilmington Trust Company as owner trustee (the “Owner Trustee”).  All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Agreement.  The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor, the Owner Trustee and the Transferee, that:

1.                                       The Transferor is the lawful owner of the Transferred Certificate with the full right to transfer such Series [   ] Certificate free from any and all claims and encumbrances whatsoever.

2.                                       Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Certificate under the Securities Act of 1933, as amended (the “Securities Act”), or would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Certificate pursuant to the Securities Act or any state securities laws.

3.                                       The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a “qualified institutional buyer” (a “Qualified Institutional Buyer”) as that term is defined in Rule 144A (“Rule 144A”) under the Securities Act purchasing for its own account or for the account of a Qualified Institutional Buyer.  In determining whether the Transferee is a Qualified Institutional Buyer, the Transferor and any person acting on behalf of the Transferor in this matter have relied upon the following method(s)

D-1-1

of establishing the Transferee’s ownership and discretionary investments of securities (check one or more):

•                        (a) The Transferee’s most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Transferred Certificate; or

•                        (b) The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificate; or

•                        (c) The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificate; or

•                        (d) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee’s most recent fiscal year, or, in the case of a Transferee that is a member of a “family of investment companies”, as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the “family of investment companies” as of a specific date on or since the close of the Transferee’s most recent fiscal year.

4.                                       The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a Qualified Institutional Buyer:

(a) the following instruments and interests shall be excluded:  securities of issuers that are affiliated with the Transferee; securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer; securities of issuers that are part of the Transferee’s “family of investment companies”, if the Transferee is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

(b) the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market;

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(c) securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

5.                                       The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

6.                                       The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Transferred Certificate and payments thereon, (b) the nature and performance of the Trust Assets, that the Transferee has requested.

Very truly yours,

(Transferor)

By:
Name:
Title:

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EXHIBIT D-2

FORM OF TRANSFEREE CERTIFICATE
FOR TRANSFERS OF THE CERTIFICATES

[Date]

[CERTIFICATE REGISTRAR]

Re:                               [Insert Trust Name and Certificate
Issued] (the “Series [   ] Certificate”)

Ladies and Gentlemen:

                                                (the “Transferee”) intends to purchase from                                                 (the “Transferor”) the Series [     ] Certificate (the “Transferred Certificate”).  The Certificates, including the Transferred Certificate, were issued pursuant to the Trust Agreement, dated             , 2003 (the “Agreement”), between Northwest Airlines, Inc., as depositor (the “Depositor”) and Wilmington Trust Company, as owner trustee (the “Owner Trustee”).  All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.  The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor, the Owner Trustee and the Transferor, that:

1.                                       The Transferee is a “qualified institutional buyer” (a “Qualified Institutional Buyer”) as that term is defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), and has completed one of the forms of certification to that effect attached hereto as Annex I and Annex 2.  The Transferee is aware that the sale to it of the Transferred Certificate is being made in reliance on Rule 144A.  The Transferee is acquiring the Transferred Certificate for its own account or for the account of a Qualified Institutional Buyer, and understands that such Transferred Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

2.                                       The Transferee has been furnished with all information regarding (a) the Transferred Certificate and payments thereon, (b) the nature and performance of the Trust Assets and the assets relating to the Trust Assets, (c) the Agreement and (d) any credit enhancement mechanism associated with the Transferred Certificate, that it has requested.

3.                                       The transferee represents that it is not (i) an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, Keogh plan or collective investment fund or separate account in which such plan, account or arrangement is invested, including, without limitation, an insurance company general account, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as

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amended (the “Code”) or any applicable provisions of federal, state or local law materially similar to the foregoing provisions of ERISA or the Code (each, a “Plan”) and (ii) purchasing, directly or indirectly, such Transferred Certificate or interest therein on behalf of, as named fiduciary or, as trustee of, or with assets of a Plan.

4.                                       The transferee represents that it is a United States Person.

Very truly yours,

(Transferee)

By:
Name:
Title:

D-2-2

ANNEX 1 TO EXHIBIT D-2

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[for Transferees other than Registered Investment Companies]

The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and [name of Certificate Registrar], as Certificate Registrar, with respect to the Series [   ] Certificate being transferred (the “Transferred Certificate”) as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

5.                                       As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the “Transferee”).

6.                                       The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because (i) the Transferee owned and/or invested on a discretionary basis $                                         in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

•                              Corporation, etc.  The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

•                              Bank.  The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

•                              Savings and Loan.  The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

•                              Broker-dealer.  The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

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•                              Insurance Company.  The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

•                              State or Local Plan.  The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

•                              Investment Advisor.  The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

•                              Other.  (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies.  Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

7.                                       The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.  For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

8.                                       For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market.  Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee’s direction.  However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

9.                                       The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will

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continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

                                                                    Will the Transferee be purchasing the Transferred
 Yes                          No                             Series [   ] Certificate only for the Transferee’s own account?

10.                                 If the answer to the foregoing question is “no”, then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule 144A, and the “qualified institutional buyer” status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

11.                                 The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.  Until such notice is given, the Transferee’s purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase.  In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

Print Name of Transferee

By:
Name:
Title:

Date:

D-2-5

ANNEX 2 TO EXHIBIT D-2

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[for Transferees that are Registered investment Companies]

The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and [name of Certificate Registrar], as Certificate Registrar, with respect to the Series [   ] Certificate being transferred (the “Transferred Certificate”) as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

12.                                 As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the “Transferee”) or, if the Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the “Adviser”).

13.                                 The Transferee is a “qualified institutional buyer” as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee’s Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year.  For purposes of determining the amount of securities owned by the Transferee or the Transferee’s Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee’s Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

•                                                                                          The Transferee owned and/or invested on a discretionary basis $                                 in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

•                                                                                          The Transferee is part of a Family of Investment Companies which owned in the aggregate $                                 in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

14.                                 The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned

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subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

15.                                 The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee’s Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.  For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee’s Family of Investment Companies, the securities referred to in this paragraph were excluded.

16.                                 The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

                                                                      Will the Transferee be purchasing the Transferred
 Yes                          No                             Series [   ] Certificate only for the Transferee’s own account?

17.                                 If the answer to the foregoing question is “no”, then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule 144A, and the “qualified institutional buyer” status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

18.                                 The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein.  Until such notice, the Transferee’s purchase of the Transferred Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Transferee or Adviser

By:
Name:
Title:

IF AN ADVISER:

Print Name of Transferee

Date:

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